UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 9, 2013

AMERICAN POWER CORP.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	000-53683 (Commission File Number)	26-0693872 (IRS Employer Identification Number)

16 Market Square Center
1400 16th Street, Suite 400
Denver – CO 80202
 (Address of principal executive offices)

(720) 932-8389
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.02  TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT.

On April 12, 2013, American Power Corp. (the “Company”) received a notice of default and intent to terminate from JBM Energy Company, LLC (“JBM Energy”) pursuant to the default and termination provisions of that certain Amended and Restated Coal Buy and Sell Agreement, dated as of March 26, 2012, by and between the Company and JBM Energy (the “Coal Agreement”), based on the Company’s breach of its obligations under the Coal Agreement and on the Company’s continuing default under that certain Second Amended and Restated Promissory Note, dated December 11, 2012, between the Company and JBM Energy (the “Amended JBM Note”). Also on April 12, 2013, the Company received a notice of default and intent to terminate from Russell B. Pace, Jr. (“Pace”) pursuant to the default and termination provisions of that certain Amended and Restated Mineral Buy and Sell Agreement, dated as of March 26, 2012, by and between the Company and Pace (the “Mineral Agreement”), based on the Company’s breach of its obligations under the Mineral Agreement and on the Company’s continuing default under that certain Second Amended and Restated Promissory Note, dated December 11, 2012, between the Company and Pace (the “Amended Pace Note”).  On May 9, 2013, the Company agreed to terminate the Coal Agreement and the Mineral Agreement.

As a result of such terminations, all rights to the coal and mineral rights in the real property located in Judith Basin County Montana that is the subject of the Coal Agreement and the Mineral Agreement and which the Company has referred to as our Pace Coal Property, will revert to JBM Energy and Pace, and the Company will no longer hold any interest in the Pace Coal Property.  The Company is obligated to deliver to JBM Energy and Pace all drill hole records, maps, reports, core hole tests, feasibility studies, reserve studies and evaluations, mining plan, permits, applications, and all other information and data gathered or developed by the Company or on its behalf with respect to the property and assign or transfer to JBM Energy and Pace any permits, licenses or other authorizations obtained by the Company.  Both of the Amended JBM Note and the Amended Pace Note will be cancelled.

As a result of such terminations, the Company has also elected not to proceed with the proposed financing under the Amended and Restated Standby Equity Distribution Agreement dated June 13, 2012, by and between the Company and YA Global Master SPV Ltd.  As of the filing date, the Company is discontinuing its operations and is focused solely on settling its outstanding obligations using its remaining cash position.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN POWER CORP.

Dated: May 15, 2013	By:	/s/ Alvaro Valencia
Alvaro Valencia President and Chief Executive Officer